Exhibit 99.2

ISSUE RELEASE:	INVESTOR CONTACT:	Michelle Berg
November 18, 2015 at 1:30 p.m. PST		Nordstrom, Inc.
206-303-6072

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE – November 18, 2015 – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 37 cents per share payable on December 15, 2015 to shareholders of record at the close of business on November 30, 2015.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 323 stores in 39 states, including 121 full-line stores in the United States, Canada and Puerto Rico; 194 Nordstrom Rack stores; two Jeffrey boutiques; and one clearance store. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com and HauteLook. The company also owns Trunk Club, a personalized clothing service serving customers online at TrunkClub.com and its five clubhouses. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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